UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below under Item 5.07 regarding the ratification and approval of the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Plan”), at the annual meeting of stockholders of Amphenol Corporation (the “Company”) is incorporated herein by reference. A summary of the Plan’s terms was provided in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2017 (the “Proxy Statement”). This summary is incorporated herein by reference to the Proxy Statement and qualified in its entirety by reference to the full text of the Plan, which was attached to the Proxy Statement as Annex A, and the related form of option agreement, which is filed as exhibit 10.1 hereto and incorporated herein by reference, and pursuant to which options may be granted to eligible participants under the Plan, subject to the terms and conditions of the Plan and individual option agreements.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 18, 2017.  As of March 20, 2017, the record date for the meeting, 305,388,648 shares of the Company’s Class A Common Stock were outstanding.  A quorum of 284,800,258 shares were present or represented at the meeting.

The stockholders (i) elected each of the Company’s nominees for director; (ii) ratified the selection of Deloitte & Touche LLP as independent accountants of the Company; (iii) approved the advisory vote on compensation of named executive officers; (iv) selected, in an advisory vote, every year as the recommended frequency of future advisory votes on compensation of named executive officers; and (v) ratified and approved the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.  Voting of shares for each item is as follows:

1.              Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-votes
Ronald P. Badie	272,447,188	5,206,336	115,531	7,031,203
Stanley L. Clark	271,600,359	6,051,967	116,729	7,031,203
David P. Falck	271,084,066	5,563,063	1,121,926	7,031,203
Edward G. Jepsen	271,075,871	6,577,612	115,572	7,031,203
Martin H. Loeffler	270,536,938	6,935,858	296,259	7,031,203
John R. Lord	269,974,096	7,677,532	117,427	7,031,203
R. Adam Norwitt	272,866,907	4,276,116	626,032	7,031,203
Diana G. Reardon	269,220,666	8,450,421	97,968	7,031,203

2.              Ratification of Selection of Deloitte & Touch LLP as Independent Accountants of the Company

Votes For:	281,234,580
Votes Against:	3,492,349
Abstentions:	73,329
Broker Non-Votes:	0

3.              Advisory Vote on Compensation of Named Executive Officers:

Votes For:	264,935,924
Votes Against:	7,680,454
Abstentions:	5,152,274
Broker Non-Votes:	7,031,606

4.              Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Named Executive Officers:

One Year	259,920,520
Two Years	136,696
Three Years	17,585,541
Abstentions	125,895
Broker Non-Votes:	7,031,606

5.              Ratification and Approval of the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries

Votes For:	234,680,631
Votes Against:	38,008,974
Abstentions:	5,079,047
Broker Non-Votes:	7,031,606

Based on the result of the vote on Proposal No. 4, and consistent with the recommendation of the Board of Directors (the “Board”) of the Company, the Board has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on compensation of named executive officers.

Item 8.01 Other Events.

The following “Description of Capital Stock” is being filed to update the description of the Company’s Class A Common Stock, $.001 par value per share, contained in the Registration Statement on Form 8-A (File No 001-10879) filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 1, 1991, as amended and supplemented to date. The Company intends to incorporate this description by reference into certain filings with the Commission, including registration statements on Form S-3 or Form S-8.

The following description summarizes selected information regarding the Company’s Class A Common Stock, as well as relevant provisions of (i) the Company’s Restated Certificate of Incorporation, dated August 3, 2016, (ii) the Company’s Third Amended and Restated By-Laws, dated March 21, 2016 and (iii) the General Corporation Law of the State of Delaware (the “DGCL”). To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings. For a complete description of the terms of the Class A Common Stock, please refer to the Company’s certificate of incorporation, by-laws and to the applicable provisions of the DGCL.

DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 1,000,000,000 shares of Class A Common Stock, par value $.001 per share, and no other shares of common stock or preferred stock.

Dividends

Holders of the Class A Common Stock are entitled to participate in dividends as and when declared by the board of directors out of funds legally available therefor. The Company’s unsecured credit facility contains financial covenants and restrictions, some of which may limit the Company’s ability to pay dividends, and any future indebtedness that the Company may incur could limit its ability to pay dividends.

Voting rights

Holders of the Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Approval of matters brought before the stockholders requires the affirmative vote of the holders of record, present in person or by proxy, of a majority of the Class A Common Stock, except as otherwise required by law.

Liquidation Rights

Subject to the rights of creditors and holders of preferred stock, if any, any holders of Class A Common Stock are entitled to share ratably in a distribution of the Company’s assets upon any liquidation, dissolution or winding-up of the Company.

Preemptive or Similar Rights

The Class A Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Certain Anti-Takeover Matters

Advance Notice Requirements

The Company’s by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the Company’s by-laws.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the DGCL which restricts certain “business combinations” between the Company and an “interested stockholder” or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•                  prior to an interested stockholder becoming such, the board of directors of the Company approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•                  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the Company at the time the transaction commenced, subject to certain exceptions; or

•                  on or after the date an interested stockholder becomes such, the business combination is both approved by the board of directors of the Company and authorized at an annual or special meeting of the Company’s stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203 of the DGCL, a “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of a corporation’s voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of the Company’s or reducing the price that some investors might be willing to pay in the future for the Class A Common Stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Description
10.1	Form of Option Agreement for the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and Chief Executive Officer

Date: May 19, 2017